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                                                                  EXHIBIT 10.15



                           LETTER OF UNDERSTANDING


1. Payment of NTC invoices 3199 and 3271 relating to $1200.00 per gallon x 25 gallons, plus shipping, taxes, etc., for a total of $30,163.97(USD) shall be made immediately, based on shipment made July 23, 1997.

2. Payment of NTC invoice 3021 relating to scale-up development work completed on March 31, 1997, shall be made on February 1, 1998. Amount of Payment shall be $32,000.00(USD)

3. LWT and NTC agree to revise the existing Purchase Agreement dated February 3, 1997, when adequate information regarding production timing and volumes are established.

4. NTC agrees to a discount of $70.0(USD) per gallon for the first Five Hundred (500) gallons of product purchased under the revised Purchase agreement.

5. LWT and NTC shall mutually agree upon the Product Specifications at the conclusion of LWT's field trials. NTC shall provide a product which meets these agreed upon specifications. If NTC cannot provide such a product, payment of $17,500.00(USD) shall be made to LWT. Payment shall not be required as long as NTC is diligently pursuing perfection of the product to the agreement specifications.


ACKNOWLEDGED AND AGREED to this 13th day of January, 1998.


LWT Services, Inc.                        Nanophase Technologies Corporation


Per: /s/ Jeffrey West                         Per: /s/ Don Freed
    -------------------------                 -------------------------------
    Jeffrey West, President                   Don Freed, Vice President